As filed with the Securities and Exchange Commission on June 2, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SCIENTIFIC INDUSTRIES, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
-------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   04-2217279
-------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

     70 Orville Drive, Airport International Plaza, Bohemia, New York 11716
-------------------------------------------------------------------------------
               (Address of principal executive offices)            (Zip code)


                             1992 Stock Option Plan
-------------------------------------------------------------------------------
                            (Full title of the plan)

                                Lowell A. Kleiman
                             President and Treasurer
                           Scientific Industries, Inc.
                                70 Orville Drive
                           Airport International Plaza
                             Bohemia, New York 11716
-------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (516) 567-4700
-------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                CALCULATION OF REGISTRATION FEE
=========================================================================================================================
           Title of                     Amount            Proposed maximum        Proposed maximum          Amount of
          securities                    to be              offering price             aggregate           registration
       to be registered               registered              per share            offering price              fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.05 par                  300,000                $1.94(1)               $582,000              $171.69
value per share
=========================================================================================================================

(1) Represents shares to be offered at prices not presently determinable. Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price for such 300,000 shares is estimated solely for the purpose of determining the registration fee and is based on the average of the closing bid and offer prices per share of the registrant's Common Stock reported on the OTC Bulletin Board on June 1, 1998.

                             EXPLANATORY NOTE


         Pursuant to General Instruction C of Form S-8, this Registration Statement contains a prospectus that has been prepared in accordance with the requirements of Part I of Form S-3 and that relates to the reoffering of shares of Common Stock, par value $.05 per share, that have been acquired pursuant to the Scientific Industries, Inc. 1992 Stock Option Plan.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

         The documents containing the information specified in this Item will be sent or given free of charge to employees or directors who have been awarded options under the Scientific Industries, Inc. 1992 Stock Option Plan (the "Plan"), and are not being filed with, or included in, this Registration Statement on Form S-8 (this "Registration Statement"), in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information

         The documents containing the information specified in this Item will be sent or given free of charge to employees or directors who have been awarded options under the Plan and are not being filed with, or included in, this Registration Statement, in accordance with the rules and regulations of the Commission.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The following documents which heretofore have been filed with the Commission by SCIENTIFIC INDUSTRIES, INC., a Delaware corporation (the "Company" or "Registrant"), are incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997;

         (b) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1997;

         (c) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997;

         (d) the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998; and

         (e) the description of the Company's Common Stock, par value $.05 per share, contained in the registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         As permitted by the Delaware General Corporation Law ("DGCL"), the Company's Certificate of Incorporation (the "Certificate") provides that no director shall be personally liable to the Company or any stockholder for monetary damages for breach of fiduciary duty as a director. While the Certificate provides protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the director's duty of care. Accordingly, the Certificate will not affect the availability of equitable remedies, such as an injunction, based on a director's breach of the duty of care. The provision of the Certificate described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors, and does not apply to officers of the Company who are not directors.

         In addition, the Certificate provides that the Company shall indemnify its officers and directors, and any employee who serves as an officer or director of any corporation at the Company's request, to the fullest extent permitted under and in accordance with the DGCL. Under the DGCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

         The Company has obtained a director and officer liability insurance policy, under which each director and certain officers of the Company would be insured against certain liabilities.

Item 7.  Exemption From Registration Claimed

         Not applicable.


Item 8.  Exhibits

        4.1       1992 Stock Option Plan.

        5 Opinion of Battle Fowler LLP regarding the legality of the securities being registered.

       23.1       Consent of Nussbaum Yates & Wolpow, P.C.

       23.2       Consent of Battle Fowler LLP (included in Exhibit 5 hereto).

       24 Power of Attorney (included in the signature pages to this Registration Statement).

Item 9.  Undertakings

         (a)      The Registrant will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act of 1933, as amended (the "Securities Act") treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

REOFFER PROSPECTUS

                           8333 Shares of Common Stock
                              ---------------------

                           SCIENTIFIC INDUSTRIES, INC.
                              ---------------------

                  This prospectus (this "Prospectus") relates to the offer and sale of up to 8333 shares (the "Offered Shares") of common stock, par value $.05 per share (the "Common Stock"), of Scientific Industries, Inc., a Delaware corporation (the "Company"), by and for the account of a certain former employee of the Company (as named herein, the "Selling Securityholder"). The Offered Shares have been acquired by the Selling Securityholder pursuant to the Company's 1992 Stock Option Plan (the "Stock Option Plan"). See "Selling Securityholder."

                  The Selling Securityholder may offer and sell any or all of the Offered Shares from time to time in one or more transactions on the OTC Bulletin Board, in one or more brokerage transactions or in one or more privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Offered Shares may be offered and sold from time to time in any manner permitted by law. To the extent required, a Prospectus Supplement will be distributed which will set forth the number of Offered Shares being offered pursuant thereto and the terms of such offering. See "Plan of Distribution."

                  The Offered Shares are being offered for the account of the Selling Securityholder. The Company will not receive any proceeds for the sales of the Offered Shares by the Selling Securityholder. It is not possible at the present time to determine the price to the public in any sale of the Offered Shares by the Selling Securityholder and such Selling Securityholder reserves the right to accept or reject, in whole or in part, any proposed purchase of the Offered Shares. Accordingly, the public offering price and the amount of any applicable underwriting discounts and commissions will be determined at the time of such sale by the Selling Securityholder. The aggregate proceeds to the Selling Securityholder from the sale of the Offered Shares will be the purchase price of the Offered Shares sold less all applicable commissions and underwriters' discounts, if any. The Company will pay substantially all of the expenses of the offering of the Offered Shares by the Selling Securityholder, with certain exceptions. See "Selling Securityholder" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale hereby of the Offered Shares by the Selling Securityholder.

     The Common Stock is listed on the OTC Bulletin Board under the symbol "SCND." The closing asked price for the Company's Common Stock as reported on the OTC Bulletin Board on June 1, 1998 was $2.12 per share.
------------------------------------

                 See "Risk Factors" Beginning On Page 4 of This
                     Prospectus For Certain Information That
                       Should Be Considered By Prospective
                                   Investors.
                      ------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                      -------------------------------------

                   The date of this Prospectus is June 2, 1998

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the United States Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the SEC: Seven World Trade Center, 13th Floor, New York, New York 10048; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, 14th Floor, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company, and the address is: http://www.sec.gov.

                  The Company has filed with the SEC a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Shares. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which have been omitted pursuant to the rules and regulations of the SEC. Statements contained in this Prospectus or in any document incorporated by reference in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS REGISTRATION STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS OR OUTCOMES TO BE MATERIALLY DIFFERENT FROM THOSE ANTICIPATED BY AND DISCUSSED HEREIN. FURTHER, THE COMPANY OPERATES IN AN INDUSTRY SECTOR WHERE SECURITIES VALUES MAY BE VOLATILE AND MAY BE INFLUENCED BY REGULATORY AND OTHER FACTORS BEYOND THE COMPANY'S CONTROL. IMPORTANT FACTORS THAT THE COMPANY BELIEVES MIGHT CAUSE SUCH DIFFERENCES ARE DISCUSSED IN THE CAUTIONARY STATEMENTS ACCOMPANYING THE FORWARDLOOKING STATEMENTS AND IN THE RISK FACTORS CONTAINED IN THIS PROSPECTUS AND IN THE RISK FACTORS DETAILED IN THE COMPANY'S OTHER FILINGS WITH THE SEC DURING THE PAST 12 MONTHS. IN ASSESSING FORWARD-LOOKING STATEMENTS CONTAINED HEREIN, READERS ARE URGED TO READ CAREFULLY ALL RISK FACTORS AND CAUTIONARY STATEMENTS CONTAINED IN THIS PROSPECTUS AND IN THOSE OTHER FILINGS WITH THE SEC.

                           INCORPORATION BY REFERENCE

                  The following documents filed by the Company with the SEC under the Exchange Act are hereby incorporated by reference into this
Prospectus:

          (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997;

          (b) the Company's Quarterly Reports on Form 10-QSB for the fiscal quarters ended September 30, 1997, December 31, 1997 and March 31, 1998; and

          (c) the description of the Company's Common Stock contained in the registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents.

                  Any statement or information contained herein or in any document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement or information contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to: Lowell A. Kleiman, President, Scientific Industries, Inc., 70 Orville Drive, Airport International Plaza, Bohemia, New York, 11716 (telephone
(516) 567-4700).

                                   THE COMPANY

                  Scientific Industries, Inc. (the "Company"), a Delaware corporation, is engaged in manufacturing and marketing laboratory equipment consisting primarily of vortex mixers (devices used to mix the contents of test tubes, beakers and other various containers by placing such containers on a rotating cup or other attachments which cause the contents to be mixed at varying speeds) and miscellaneous laboratory apparatus, including timers, rotators and pumps.

                  The Company's products are used by hospital and research laboratories, clinics, pharmaceutical manufacturers, medical device manufacturers and other industries. The Company's products are marketed principally through a network of domestic and foreign dealers, by the personal solicitation of the Company's President and other employees and sales representatives. The Company seeks to increase its customer base through the use of various marketing media, including trade publications, trade shows, brochures and catalogs.

                  The Company was incorporated in Delaware in 1973. The Company's principal executive office is located at 70 Orville Drive, Airport International Plaza, Bohemia, New York 11716 (telephone number 516-567-4700; fax number 516-567-5897).


                                  RISK FACTORS

                  An investment in the Offered Shares is speculative, involves a high degree of risk and should only be made by persons who can afford a loss of their entire investment. In addition to the other information included elsewhere or incorporated by reference in this Prospectus, the following risk factors should be considered carefully in evaluating and investment in the shares of Common Stock offered hereby.

                  Dependence on Significant Customers. Certain customers are material to the business and operations of the Company. Specifically, the Company has long standing relationships with Fisher Scientific Company ("Fisher") and VWR Scientific Products Corporation ("VWR"), both of which are distributors, and to whom the Company sells a variety of laboratory products. During fiscal year 1997, Fisher accounted for approximately thirty (30%) percent of the Company's net sales and VWR accounted for approximately twenty-three (23%) percent of the Company's net sales. The loss of either of these customers would have a material adverse effect on the business of the Company.

                  Lack of an Active Public Market for the Common Stock. Although the Company's Common Stock currently trades on the OTC Bulletin Board, there has not been an active public market for the Common Stock. The Company does not know the extent to which investor interest in the Company will lead to the development of an active trading market or how liquid that market might be.

                  Dependence on Key Personnel. The Company's future success and profitability is substantially dependent upon the performance of its senior management team, led by Lowell A. Kleiman. If Mr. Kleiman or other members of the management team become unable or unwilling to continue in their present positions, the Company's business and financial results could be materially adversely affected.

                  Competition. Competition in the laboratory equipment manufacturing industry is generally based on quality, technical specifications and price. While the Company is the largest domestic manufacturer of vortex mixers and has a small share of the market for manufacturing and distributing the other laboratory equipment products it sells, the Company competes with companies that are substantially larger and have greater financial, production and marketing resources. There can be no assurance that the Company will be able to continue to compete effectively against such companies.

                  No Dividends. The Company has not declared or paid dividends during the last two fiscal years, and does not intend to declare or pay dividends to its stockholders in the foreseeable future.

                                 USE OF PROCEEDS

                  The Company will not receive any of the proceeds from the sale by the Selling Securityholder of the Offered Shares.


                             SELLING SECURITYHOLDER

                  This Prospectus relates to shares of Common Stock that have been acquired by the Selling Securityholder, who may be deemed to be an "affiliate" of the Company, pursuant to the exercise of stock options granted to such person under the 1992 Stock Option Plan.

                  The following table sets forth, as of the date hereof, (1) the name of the Selling Securityholder, and such Selling Securityholder's former office or position with the Company, (2) the number of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering of the Offered Shares hereby, (3) the number of shares of Common Stock that may be offered hereby and (4) the number of shares of Common Stock beneficially owned by the Selling Securityholder after the completion of the offering and sale of the Offered Shares (assuming that all Offered Shares are sold). Such number of shares of Common Stock beneficially owned by the Selling Securityholder prior to the offering of the Offered Shares is based on information furnished to the Company by such Selling Securityholder and/or set forth in the Company's Common Stock ledger.

Name of Selling                                                                                        Shares of Common
Securityholder and Office           Shares of Common                                                   Stock Beneficially
or Position with the                Stock Beneficially               Shares of Common                  Owned After
Company within the Past             Owned Prior to the               Stock that may be                 Completion of the
Three Years                         Offering                         Offered Hereby                    Offering

Matthew R. Martin                         8333                             8333                              0
Director of Engineering


                  The Company may at any time and from time to time suspend, permanently or temporarily, or otherwise prohibit any offering or sale of the Offered Shares pursuant to this Prospectus. In connection with the registration of the Offered Shares under the Securities Act, and the offering and sale thereof hereby, the Selling Securityholder will be deemed to have agreed with and represented to the Company that (1) the number of shares of Common Stock represented to be beneficially owned by such Selling Securityholder is correct,
(2) from and after such Selling Securityholder's receipt of notice from the Company that the Company is suspending or prohibiting the offering or sale of the Offered Shares pursuant to this Prospectus, such Selling Securityholder may not and will not use this Prospectus to offer or sell any of such Selling Securityholder's then unsold Offered Shares and will forthwith discontinue disposition of its Offered Shares pursuant to the Registration Statement until such time, if any, as the Company notifies such Selling Securityholder that such offers and sales may be recommenced, and (3) any purchase or sale of the Offered Shares by or for the account of such Selling Securityholder will be effected in compliance with all applicable federal and state securities laws, including the Securities Act and the applicable rules and regulations promulgated thereunder.

                  All expenses incurred in connection with the registration under the Securities Act of the Offered Shares will be paid by the Company, except that the Company will not be liable for any selling or other fees or expenses incurred by the Selling Securityholder.


                              PLAN OF DISTRIBUTION

                  Any or all of the Offered Shares owned by the Selling Securityholder may be offered and sold from time to time by and for the account of such Selling Securityholder. The Company will not receive any of the proceeds from the sale hereby of the Offered Shares by the Selling Securityholder.

                  The Selling Securityholder may offer and sell any or all of the Offered Shares from time to time in one or more transactions on the OTC Bulletin Board, in one or more brokerage transactions or in one or more privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Offered Shares may be offered and sold from time to time in any manner permitted by law, including directly to one or more purchasers and to or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholder or the purchasers of Offered Shares for whom such underwriters, brokers, dealers and agents may act as agent or to whom they may sell as principal, or both. As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and the Selling Securityholder with respect to the offering and sale of the Offered Shares. The Selling Securityholder and any underwriters, brokers, dealers or agents to or through whom sales of the Offered Shares are made hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions or discounts or other compensation paid to such persons and any profit realized by such persons on the resale of Offered Shares as principals may be deemed to be underwriting compensation under the Securities Act.

                  To the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Offered Shares being offered pursuant thereto and the terms of such offering, including the names of the underwriters, any discounts, concessions, commissions and other items constituting compensation to underwriters, brokers, dealers or agents, the public offering price of the Offered Shares and any discounts, concessions or commissions allowed or reallowed or paid by underwriters to dealers.

                  To comply with the securities laws of certain states, if applicable, the Offered Shares will be offered and sold in such jurisdictions only through registered or licensed brokers or dealers.

                  The Selling Securityholder may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the Offered Shares against certain liabilities, including liabilities arising under the Securities Act.

                  Any or all of the Offered Shares may be offered and sold pursuant to Rule 144 promulgated under the Securities Act rather than pursuant to this Prospectus.


                                  LEGAL MATTERS

                  The validity of the Offered Shares offered hereby will be passed upon by Battle Fowler, LLP.


                                     EXPERTS

                  The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended June 30, 1997, have been audited by Nussbaum Yates & Wolpow, P.C., independent auditors, as set forth in their report thereon and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             -----------------------

                  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING SECURITYHOLDER OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES NOR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                                                                      PAGE

AVAILABLE INFORMATION..................................................-2-
INCORPORATION BY REFERENCE.............................................-3-
THE COMPANY............................................................-4-
RISK FACTORS...........................................................-4-
USE OF PROCEEDS........................................................-5-
SELLING SECURITYHOLDER.................................................-5-
PLAN OF DISTRIBUTION...................................................-6-
LEGAL MATTERS..........................................................-7-
EXPERTS................................................................-7-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Suffolk, State of New York, on this 29th day of May, 1998.

                                SCIENTIFIC INDUSTRIES, INC.


                                 By: /s/ Lowell A. Kleiman
                                     -----------------------------------------
                                     Lowell A. Kleiman
                                     President and Treasurer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lowell A. Kleiman, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                           Title                                               Date



/s/Lowell A. Kleiman           President and Treasurer                             May 29, 1998
Lowell A. Kleiman              (Principal Executive and Financial Officer)


/s/Helena R. Santos            Vice President, Controller and                      May 29, 1998
Helena R. Santos               Assistant Treasurer
                               (Principal Accounting Officer)


Arthur M. Borden               Director                                            May __, 1998


Joseph I. Kesselman            Director                                            May __, 1998

Name                           Title                                               Date

/s/Roger B. Knowles            Director                                            May 29, 1998
Roger B. Knowles


/s/James S. Segasture
James S. Segasture             Director                                            May 29, 1998

                                  EXHIBIT INDEX

Exhibit No.     Description of Exhibit                                                            Page Number
----------      ---------------------                                                             -----------

4.1             1992 Stock Option Plan.
5               Opinion of Battle Fowler LLP regarding the legality of the securities being registered.
23.1            Consent of Nussbaum Yates & Wolpow, P.C.
23.2            Consent of Battle Fowler LLP (included in Exhibit 5 hereto).
24              Power of Attorney (included in the signature pages to this Registration
                Statement).